UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2008

Global Energy Holdings Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32918	84-1169517
(Commission File Number)	(IRS Employer Identification No.)

3348 Peachtree Road NE Suite 250, Tower Place 200 Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

(404) 814-2500
(Registrant’s Telephone Number, Including Area Code)

Xethanol Corporation
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On October 22, 2008, Global Energy Holdings Group, Inc. (formerly Xethanol Corporation), the registrant, entered into an engagement agreement with Konsortium Capital Partners, LLC to assist the company in obtaining a credit facility. Subject to applicable terms and conditions of the engagement agreement, we agreed to issue at the closing of the financing a warrant to purchase up to 100,000 shares of our common stock as part compensation for Konsortium’s services. The warrant would have an exercise price equal to the closing sales price of our common stock on the NYSE Alternext US (formerly known as the American Stock Exchange) on the date of issuance. The exact number of shares purchasable under the warrant would be equal to (x) 100,000, multiplied by (y) a fraction having the aggregate amount of the financing as its numerator and $15,000,000 as its denominator. The warrant would have a 5-year term. We plan to issue the warrant without registration under the Securities Act of 1933 in reliance on the private offering exemption provided by Section 4(2) of the Securities Act of 1933.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2008, our board of directors elected Mr. Steven H. Townsend as a director, effective immediately. Mr. Townsend serves as a member of the Executive Committee and the Venture, Science and Technology Committee of the board of directors. Our board of directors has determined that Mr. Townsend is an “independent” director within the meaning of Section 803A of the Company Guide of the NYSE Alternext US (formerly the American Stock Exchange) and Item 407(a) of Regulation S-K. In accordance with the standard compensation arrangements for our independent, non-employee directors, Mr. Townsend will receive a quarterly retainer of $7,500 for his services as a director. A copy of the press release that we issued on October 28, 2008 announcing the election of Mr. Townsend to our board of directors is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 27, 2008, we changed our name from Xethanol Corporation to Global Energy Holdings Group, Inc. A copy of the press release that we issued on October 28, 2008 announcing our name change is attached to this Current Report on Form 8-K as Exhibit 99.2. The name change was effected through a short-form merger pursuant to Section 253 of the General Corporation Law of the State of Delaware by merging a wholly-owned subsidiary (formed solely for the purpose of implementing the name change) into us. We are the surviving corporation and have amended our Certificate of Incorporation to change our name to Global Energy Holdings Group, Inc. pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware on October 27, 2008. Stockholder approval of the merger was not required, and our outstanding shares of common stock will not be affected by the change in name. Our board of directors also amended our amended and restated bylaws, board committee charters, corporate governance guidelines, code of business ethics and other board-approved corporate policies to reflect our new name. Copies of the Certificate of Ownership and Merger and our Second Amended and Restated Bylaws are attached to this Current Report on Form 8-K as Exhibit 3.1 and Exhibit 3.2, respectively.

Item 8.01	Other Events.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated into this Item by reference. In connection with our name change, the ticker symbol for our common stock, which is listed on the NYSE Alternext US (formerly known as the American Stock Exchange), was changed to “GNH” effective October 28, 2008. The CUSIP number for our common stock was also changed to “37991A 100” effective October 28, 2008.

Our board of directors has set the close of business on October 31, 2008 as the record date for determining stockholders of record entitled to vote at our 2008 annual meeting of stockholders and entitled to notice of the meeting. The annual meeting will be held on Thursday, December 11, 2008 in our headquarters building at 3348 Peachtree Road NE, Tower Place 200, First Floor, Atlanta, Georgia 30326.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following is the index of exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

3.1
Certificate of Ownership and Merger dated October 27, 2008 and filed with the Secretary of State of the State of Delaware on October 27, 2008. [We will file a complete copy of our certificate of incorporation as an exhibit to our quarterly report on Form 10-Q for the three months ended September 30, 2008.]

3.2	Second Amended and Restated Bylaws of Global Energy Holdings Group, Inc.

99.1	Press release issued by Global Energy Holdings Group, Inc. on October 28, 2008.

99.2	Press release issued by Global Energy Holdings Group, Inc. on October 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xethanol Corporation

Date: October 28, 2008	By:	/s/ David R. Ames
David R. Ames
Chief Executive Officer and President